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                                                                     EXHIBIT 4.5

                       PURCHASER REPRESENTATIVE AGREEMENT

      ACKNOWLEDGMENT AND AGREEMENT, dated for reference purposes as of December 7th, 1999, between Volpe Brown Whelan & Company, LLC (the "Representative") and the investor named on the signature page to this Agreement (the "Investor").

                                    RECITALS

      A. In connection with the proposed merger of Home Financial Network, Inc. ("Company") and Sybase, Inc. (the "Acquiror"), the Acquiror is offering (the "Offering") shares of its Common Stock ("Common Stock") to each of the shareholders, warrant holders, and optionees of Company, including the Investor, pursuant to an Information Statement dated December 7, 1999.

      B. In order to facilitate the Offering, Representative has agreed to act as "purchaser representative" (as such term is defined in Rule 501(h) of the Rules and Regulations promulgated under the Securities Act of 1933, as amended) for the Investor in connection with the Offering.

                                    AGREEMENT

      NOW, THEREFOR, in consideration of the promises set forth below and for other good and valuable consideration, the parties thereto hereby acknowledge and agree as follows:

      1. The Investor acknowledges and confirms that Representative has been retained by Company on the Investor's behalf to act as the Investor's purchaser representative in connection with evaluating the merits and risks of the Offering.

      2. Representative and its affiliates hereby confirm that they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Common Stock of the Acquiror by the Investor.

      3. Representative represents that neither it nor any of its affiliates has, is expected to have, or, at any time during the previous two years has had, any material relationship with the Acquiror or any of its affiliates and that neither it nor any of its affiliates or employees is (i) an affiliate, director, officer, or other employee of the Acquiror, or (ii) the beneficial owner of ten percent (10%) or more of any class of the equity securities of the Acquiror or ten percent (10%) or more of the equity interest of the Acquiror.

      4. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes any and all other agreements or arrangements, whether written or oral, which the parties hereto may have had with respect to the subject matter hereof. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by each of the parties hereto.

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      5. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        REPRESENTATIVE

                                        VOLPE BROWN WHELAN & COMPANY, LLC

                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        INVESTOR

                                        INDIVIDUAL

                                        ----------------------------------------
                                        (Signature)

                                        ----------------------------------------
                                        (Type or print Name as it appears on
                                        your Stock Certificate(s))


                                        CORPORATION, PARTNERSHIP OR TRUST

                                        ----------------------------------------
                                                   (Name of Entity)


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

             [Signature page to Purchaser Representative Agreement]